Exhibit 5.2

April 18, 2023

Metals Acquisition Limited

3rd Floor

44 Esplanade

Jersey

JE4 9WG

Re:	Metals Acquisition Limited Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as United States counsel to Metals Acquisition Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (the “Company”), in connection with the preparation and filing of the Registration Statement on F-4 (File No. 333-269007) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (among other things) warrants (the “Warrants”) to purchase 15,173,564 ordinary shares, par value $0.0001 per share, of the Company (the “Shares”), issuable in connection with the merger of Metals Acquisition Corp (“MAC”) with and into the Company, as contemplated by the Merger Agreement and Share Sale Agreement (each as defined below)(the “Merger”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Company’s Amended and Restated Memorandum and Articles of Association, the Share Sale Agreement, dated as of March 17, 2022, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022 and entered into between, among others, the Company and MAC (the “Share Sale Agreement”), the draft plan of merger entered into between MAC and the Company, pursuant to which MAC will merge with and into the Company, with the Company continuing as the surviving company (the “Merger Agreement”), the Warrant Agreement, dated July 28, 2021, between Continental Stock Transfer & Trust Company and the Company, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that the Company is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Warrant Agreement and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of the Company; (ix) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (x) that at or prior to the time of delivery of any Warrants, the Board of Directors of the Company shall have duly established the terms of the Warrants and duly authorized the issuance and sale of the Warrants and such authorization shall not have been modified or rescinded; (xi) that the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (xii) that the Warrants are in the form of the Warrant Specimen; (xiii) that the Warrant Agreement to be entered into in connection with the Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, and is a valid, binding and enforceable agreement of each party thereto; and (xiv) the Warrant Agreement will be governed by the laws of the State of New York. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Metals Acquisition Corp

April 18, 2023

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             When each whole warrant to purchase MAC Class A Ordinary Shares are converted into New MAC Warrants at the Effective Time (each such term as defined in the Registration Statement) in accordance with the terms of the Merger Agreement, and the Warrant Agreement has been duly assumed by the Company in the Merger, and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and (iv) the effect of possible judicial action giving effect to foreign governmental actions or foreign law.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the state of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinion to the extent that, future issuances of securities of the Company, including the shares underlying the Warrants and/or anti-dilution adjustments to outstanding securities of the Company, may cause the Warrants to be exercisable for more Shares than the number that then remain authorized but unissued.

Metals Acquisition Corp

April 18, 2023

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP